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                                                                   EXHIBIT 10.48


                               CONTINUING GUARANTY

        THIS CONTINUING GUARANTY (as the same may be amended, restated, supplemented or otherwise modified from time to time, the "Guaranty") dated as of April 7, 2001, is made by WESTERN DIGITAL CORPORATION, a Delaware corporation formerly known as Western Digital Holdings, Inc. ("Guarantor"), in favor of GENERAL ELECTRIC CAPITAL CORPORATION, a New York corporation, as administrative agent (in such capacity, "Administrative Agent" or "Agent") for the lenders ("Lenders") from time to time parties to the Credit Agreement (as defined below).

                                    RECITALS

        A. Western Digital Technologies, Inc., a Delaware corporation formerly known as Western Digital Corporation ("Borrower"), the other Credit Parties party thereto, Agent, Bank of America, N.A., as documentation agent for Lenders ("Documentation Agent"; Administrative Agent and Documentation Agent are collectively referred to as "Co-Agents" and each, a "Co-Agent"), and Lenders have entered into that certain Credit Agreement dated as of September 20, 2000, as amended by the First Amendment to Credit Agreement dated as of March 8, 2001, the Second Amendment to Credit Agreement dated as of March 23, 2001, and the Third Amendment to Credit Agreement of even date herewith (collectively, "Credit Agreement"), pursuant to which Co-Agents and Lenders are providing financial accommodations to or for the benefit of Borrower upon the terms and conditions contained therein.

        B. Guarantor is the record and beneficial holder of all of the shares of stock of Borrower and as such derives direct and indirect economic benefits from the financial accommodations provided to Borrower pursuant to the Credit Agreement.

        C. Borrower previously requested certain amendments to the Credit Agreement and Requisite Lenders' consent to certain changes in Borrower's and Credit Parties' capital structure in connection with the Corporate Reorganization (as defined in the Credit Agreement).

        D. Co-Agents are concurrently herewith entering into the Third Amendment to Credit Agreement of even date herewith, but only upon the condition, among others, that Guarantor shall have executed and delivered this Guaranty.

                                    AGREEMENT

        NOW, THEREFORE, in consideration of the premises and the covenants hereinafter contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Guarantor and Agent agree as follows:

1. DEFINED TERMS; CERTAIN MATTERS OF CONSTRUCTION.

        Unless otherwise defined herein, capitalized terms or matters of construction defined or established in Annex A to the Credit Agreement shall be applied herein as defined or established therein.

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2. THE GUARANTY.

        2.1 Guaranty of Guaranteed Obligations. Guarantor hereby unconditionally guarantees to Agent, for the benefit of Co-Agents and Lenders, and any of their respective successors, endorsees, transferees and assignees, the prompt payment (whether at stated maturity, by acceleration or otherwise) and performance of the Obligations of Borrower (such Obligations of Borrower hereinafter the "Guaranteed Obligations"). Guarantor agrees that this Guaranty is a guaranty of payment and performance and not of collection, and that its Obligations under this Guaranty shall be primary, absolute and unconditional, irrespective of, and unaffected by:

            (a) the genuineness, validity, regularity, enforceability or any future amendment of or change in this Guaranty, any other Loan Document or any other agreement, document or Instrument to which Guarantor or any Credit Party is or may become a party;

            (b) the absence of any action to enforce this Guaranty or any other Loan Document or the waiver or consent by any Co-Agent or any Lender with respect to any of the provisions thereof;

            (c) the existence, value or condition of, or the failure to perfect Agent's Lien (for the benefit of Co-Agents and Lenders) against, any Collateral for the Obligations or any action, or the absence of any action, by Agent in respect thereof (including the release of any such Collateral);

            (d) the insolvency of any Credit Party; or

            (e) any other action or circumstance that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor;

it being agreed by Guarantor that its Obligations under this Guaranty shall not be discharged until the Termination Date. Guarantor shall be regarded, and shall be in the same position, as a principal obligor with respect to the Guaranteed Obligations. Guarantor agrees that any notice or directive given at any time to Agent that is inconsistent with the waiver in the immediately preceding sentence shall be null and void and may be ignored by Co-Agents and Lenders, and, in addition, may not be pleaded or introduced as evidence in any litigation relating to this Guaranty for the reason that such pleading or introduction would be at variance with the written terms of this Guaranty, unless Co- Agents and Lenders have specifically agreed otherwise in writing. Guarantor and Agent acknowledge and agree that the foregoing waivers are of the essence of the transaction contemplated by the Loan Documents and that, but for this Guaranty and such waivers, Co-Agents and Lenders would decline to enter into the Third Amendment.

        2.2 Demand by Agent. In addition to the terms of the Guaranty set forth in Section 2.1, and in no manner imposing any limitation on such terms, it is expressly understood and agreed that if, at any time, any of the Guaranteed Obligations are declared to be immediately due and payable, then Guarantor shall, without demand, pay to the holders of the Guaranteed Obligations the entire outstanding amount of the Guaranteed Obligations to Agent, for the benefit of Co-Agents and Lenders. Payment by Guarantor shall be made to Agent, for the benefit of Co-Agents and Lenders, in immediately available funds in Dollars to an account designated by Agent or at the address set


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forth herein for the giving of notice to Agent or at any other address that may be specified in writing from time to time by Agent, and shall be credited and applied to the Guaranteed Obligations.

        2.3 Enforcement of Guaranty. Agent shall have no obligation to proceed against Borrower or any Credit Party or any Collateral pledged to secure the Guaranteed Obligations (although it may, at its option, so proceed) before seeking satisfaction from Guarantor, and Agent may proceed, prior or subsequent to, or simultaneously with, the enforcement of Agent's rights hereunder, to exercise any right or remedy that it may have (for the benefit of Co-Agents and Lenders) against any Collateral as a result of any Lien it may have (for the benefit of Co-Agents and Lenders) as security for all or any portion of the Guaranteed Obligations. Notwithstanding anything to the contrary contained herein or in the other Loan Documents, this Guaranty does not constitute a pledge or security agreement and Guarantor's execution and delivery of this Guaranty does not grant Co-Agents and Lenders any Lien in any property or other collateral, including the capital Stock of Borrower, now or hereafter belonging to Guarantor.

        2.4 Waiver. In addition to any other waivers contained in this Guaranty, Guarantor waives, and agrees that it shall not at any time insist upon, plead or in any other manner claim or take the benefit or advantage of, any appraisal, valuation, stay, extension, marshaling of assets or redemption laws, or exemption, whether now or at any time hereafter in force, that may delay, prevent or otherwise affect the performance by Guarantor of its Obligations under, or the enforcement by Agent, for the benefit of Co-Agents and Lenders, of, this Guaranty. Guarantor hereby waives diligence, presentment and demand (whether for non-payment or protest or of acceptance, maturity, extension of time, change in nature or form of the Obligations, acceptance of further security, release of further security, composition or agreement arrived at as to the amount of, or the terms of, the Guaranteed Obligations, notice of adverse change in Borrower's financial condition or any other fact that might increase the risk to Guarantor) with respect to any of the Obligations or all other demands whatsoever and waives the benefit of all provisions of law that are or might be in conflict with the terms of this Guaranty.

        2.5 Benefit of Guaranty. The provisions of this Guaranty are for the benefit of Co-Agents, Lenders and their respective successors, transferees, endorsees and assigns, and nothing herein contained shall impair, as between any Credit Party, on the one hand, and Co-Agents and Lenders, on the other hand, the Obligations of any Credit Party under the Loan Documents. This Guaranty binds Guarantor and Guarantor shall not assign, transfer, or endorse this Guaranty. In the event all or any part of the Guaranteed Obligations are transferred, indorsed or assigned by Agent or any Lender to any Person or Persons, any reference to "Agent" or "Lender" herein shall be deemed to refer equally to such Person or Persons.

        2.6 Modification of Guaranteed Obligations. Guarantor hereby acknowledges and agrees that Agent, for the benefit of Co-Agents and Lenders, may at any time or from time to time, with or without the consent of, or notice to, Guarantor:

            (a) change or extend the manner, place or terms of payment of, or renew or alter all or any portion of, the Guaranteed Obligations;

            (b) take any action under or in respect of the Loan Documents in the exercise of any remedy, power or privilege contained therein or available to it at law, in equity or otherwise, or waive or refrain from exercising any such remedies, powers or privileges;


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            (c) amend or modify, in any manner whatsoever, any of the Loan
        Documents;

            (d) extend or waive the time for any Credit Party's performance of, or compliance with, any term, covenant or agreement on its part to be performed or observed under any of the Loan Documents, or waive such performance or compliance or consent to a failure of, or departure from, such performance or compliance;

            (e) take and hold Collateral for the payment of the Guaranteed Obligations guaranteed hereby or sell, exchange, release, dispose of, or otherwise deal with, any property pledged, mortgaged or conveyed, or in which Agent, for the benefit of Co-Agents and Lenders, has been granted a Lien, to secure any Obligations, in each case as permitted by the Loan Documents;

            (f) release any Person who may be liable in any manner for the payment of any amounts owed by Guarantor or any Credit Party to any Co-Agent or any Lender;

            (g) modify or terminate the terms of any intercreditor or subordination agreement pursuant to which claims of other creditors of Guarantor or any Credit Party are subordinated to the claims of any Co-Agent or any Lender; or

            (h) apply any sums paid by any Person and realized in any manner to any amounts owing by Guarantor or any Credit Party to any Co-Agent or any Lender in the manner provided in the Credit Agreement;

and Guarantor acknowledges and agrees that neither any Co-Agent nor any Lender shall incur any liability to Guarantor as a result of any of the foregoing, and no such action shall impair or release the Obligations of Guarantor.

        2.7 Reinstatement. This Guaranty shall remain in full force and effect and continue to be effective should any petition be filed by or against Guarantor or any Credit Party for liquidation or reorganization, should Guarantor or any Credit Party become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of Guarantor's or such Credit Party's assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Guaranteed Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any Co-Agent or any Lender, whether as a "voidable preference," "fraudulent transfer," or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Guaranteed Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.


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        2.8 Deferral of Subrogation, Etc. Notwithstanding anything to the contrary in this Guaranty, or in any other Loan Document, Guarantor hereby:

            (a) expressly and irrevocably waives, on behalf of itself and its successors and assigns (including any surety) until the Termination Date, any and all rights at law or in equity to subrogation, to reimbursement, to exoneration, to contribution, to indemnification, to setoff or to any other rights that could accrue to a surety against a principal, to a guarantor against a principal, to a guarantor against a maker or obligor, to an accommodation party against the party accommodated, to a holder or transferee against a maker, or to the holder of any claim against any Person and that Guarantor may have or hereafter acquire against any Credit Party in connection with or as a result of Guarantor's execution, delivery or performance of this Guaranty, or any other documents to which Guarantor is a party or otherwise; and

            (b) acknowledges and agrees that (i) this waiver is intended to benefit Co-Agents and Lenders and shall not limit or otherwise affect Guarantor's liability hereunder or the enforceability of this Guaranty, and (ii) Co-Agents and Lenders and their respective successors and assigns are intended third party beneficiaries of the waivers and agreements set forth in this Section 2.8 and their rights under this
        Section 2.8 shall survive payment in full of the Guaranteed Obligations.

        2.9 Election of Remedies. If Agent may, under applicable law, proceed to realize benefits under any of the Loan Documents giving Agent a Lien (for the benefit of Co-Agents and Lenders) upon any Collateral owned by any Credit Party, either by judicial foreclosure or by nonjudicial sale or enforcement, then Agent may, at its sole option, determine which of its remedies or rights it may pursue without affecting any of such rights and remedies under this Guaranty. If, in the exercise of any of its rights and remedies, Agent shall forfeit any of its rights or remedies, including its right to enter a deficiency judgment against any Credit Party, whether because of any applicable laws pertaining to "election of remedies" or the like, Guarantor hereby consents to such action by Agent and waives any claim based upon such action, even if such action by Agent shall result in a full or partial loss of any rights of subrogation that Guarantor might otherwise have had but for such action by Agent. Any election of remedies that results in the denial or impairment of the right of Agent to seek a deficiency judgment against any Credit Party shall not impair Guarantor's obligation to pay the full amount of the Guaranteed Obligations, subject to
Section 11. In the event Agent shall bid at any foreclosure or trustee's sale or at any private sale permitted by law or the Loan Documents, Agent may bid all or less than the amount of the Guaranteed Obligations and the amount of such bid need not be paid by Agent but shall be credited against the Guaranteed Obligations. The amount of the successful bid at any such sale shall be conclusively deemed to be the fair market value of the collateral and the difference between such bid amount and the remaining balance of the Guaranteed Obligations shall be conclusively deemed to be the amount of the Guaranteed Obligations guaranteed under this Guaranty, notwithstanding that any present or future law or court decision or ruling may have the effect of reducing the amount of any deficiency claim to which Co-Agents and Lenders might otherwise be entitled but for such bidding at any such sale.


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        2.10 Subordination.

            (a) Guarantor hereby agrees that, until the Termination Date, all obligations and all indebtedness of Borrower to Guarantor, including any and all present and future indebtedness regardless of its nature or manner of origination now or hereafter to become due and owing by Borrower to Guarantor (collectively, the "Subordinated Indebtedness"), are hereby subordinated and postponed and shall be inferior, in all respects, to the Obligations.

            (b) In no circumstance shall any Subordinated Indebtedness be entitled to any collateral security; provided, that in the event any such collateral security exists, Guarantor hereby agrees that any now existing or hereafter arising Lien upon any of the assets of Borrower in favor of Guarantor, whether created by contract, assignment, subrogation, reimbursement, indemnity, operation of law, principles of equity or otherwise, shall be junior and inferior to, and is hereby subordinated in priority to any now existing or hereafter arising Liens in favor of Agent, for the benefit of Co-Agents and Lenders, in and against the Collateral, regardless of the time, manner or order of creation, attachment or perfection of the respective Liens.

            (c) Except as expressly permitted in the Credit Agreement, Guarantor hereby agrees that it shall not assert, collect, accept payment on or enforce any of the Subordinated Indebtedness or take collateral or other security to secure payment of the Subordinated Indebtedness until the Termination Date. Guarantor shall not demand payment of, accelerate the maturity of, or declare a default or event of default under the Subordinated Indebtedness until the Termination Date. Except as expressly permitted in the Credit Agreement, Guarantor shall not cause or permit Borrower to make or give, and Guarantor shall not receive or accept, payment in any form (whether direct or indirect, including by transfer to an Affiliate or Subsidiary of Borrower or Guarantor) on account of the Subordinated Indebtedness, make any transfers in respect of the Subordinated Indebtedness without the express prior written consent of Agent (which consent may be withheld for any reason in Agent's sole discretion), or give any collateral security for the Subordinated Indebtedness. Any payment, transfer, or collateral security so made or given by Borrower and received or accepted by Guarantor, without the express prior written consent of Agent, shall be held in trust by Guarantor for the account of Agent (for the benefit of Co-Agents and Lenders), and Guarantor shall immediately turn over, in kind, any such payment to Agent for application in reduction of, or (in the case of property other than cash) as security for, the Obligations of Guarantor hereunder.

3. REPRESENTATIONS AND WARRANTIES.

        Guarantor makes the following representations and warranties to Co-Agents and Lenders, each and all of which shall survive the execution and delivery of this Guaranty:

        3.1 Corporate Existence; Compliance with Law. Guarantor (i) is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation; (ii) is duly qualified to do business and is in good standing under the laws of each jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified would not result in exposure to losses, damages or liabilities in excess of $100,000; (iii) has the requisite corporate power and authority and the legal right to own, pledge, mortgage and operate its properties, to lease the property it operates under lease, and to conduct its business as now, heretofore and proposed to be conducted; (iv) has all licenses, permits, consents or approvals from or by, and has made all material filings with, and has given all notices to, all Governmental Authorities having jurisdiction, to the extent required for such ownership,


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operation and conduct; (v) is in compliance with its charter and by-laws; and
(vi) is in compliance with all applicable provisions of law, except where the failure to comply, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect (as defined below). As used herein, "Material Adverse Effect" shall mean a material adverse effect on (a) the business, assets, operations or financial condition of Guarantor and its Subsidiaries considered as a whole, (b) Guarantor's ability to pay any of the Guaranteed Obligations in accordance with the terms of this Guaranty, or (c) any Co-Agent's or any Lender's rights and remedies under this Guaranty and the other Loan Documents.

        3.2 Executive Offices. Guarantor's executive office and principal place of business are as set forth in Schedule I hereto.

        3.3 Corporate Power; Authorization; Enforceable Guaranteed Obligations. The execution, delivery and performance of this Guaranty are within Guarantor's corporate power, have been duly authorized by all necessary or proper corporate action, including the consent of stockholders where required, are not in contravention of any provision of Guarantor's charter or by-laws, do not violate any law or regulation, or any order or decree of any Governmental Authority (each, a "Requirement of Law"), do not conflict with or result in the breach of, or constitute a default under, or accelerate or permit the acceleration of any performance required by, any indenture, mortgage, deed of trust, lease, agreement, or other instrument to which Guarantor is a party or by which Guarantor or any of its property is bound (each, a "Contractual Obligation"), do not result in the creation or imposition of any Lien upon any of the property of Guarantor, and the same do not require the consent or approval of any Governmental Authority or any other Person. This Guaranty shall have been duly executed and delivered for the benefit of or on behalf of Guarantor, and shall then constitute a legal, valid and binding obligation of Guarantor, enforceable against Guarantor in accordance with its terms.

        3.4 Solvency. Guarantor is Solvent.

        3.5 No Setoff, Defense, or Counterclaim. The Guaranteed Obligations are not subject to any setoff or defense of any kind against Agent, any Lender or Borrower, and Guarantor specifically waives its right to assert any such defense or right of setoff. The Guaranteed Obligations shall not be subject to any counterclaims, setoffs, or defenses against Agent, any Lender or any Credit Party that may arise in the future, except for (a) any defense of prior performance or payment based on the occurrence of the Termination Date, or (b) any defense based on any applicable provision of the Code requiring that the Collateral be disposed of in a commercially reasonable manner that Guarantor or any Credit Party may have or assert.

        3.6 Payment of Taxes. Guarantor has paid all Taxes imposed by any Governmental Authority due and payable by Guarantor other than those that are being contested in good faith by appropriate proceedings and for which (i) adequate reserves have been established in accordance with GAAP, (ii) no Lien shall be imposed on the assets of Guarantor to secure payment of such Taxes or claims and such contest is maintained and prosecuted continuously and with diligence and operates to suspend collection or enforcement of suchTaxes or claims, (iii) none of the assets of Guarantor become subject to forfeiture or loss as a result of such contest (other than cash used to pay such Taxes or claims), and (iv) Guarantor shall promptly pay or discharge such contested Taxes or claims and all additional charges, interest, penalties and expenses, if any, and shall deliver to Co-Agents evidence acceptable to each Co-Agent of such compliance, payment or discharge, if such contest is terminated or discontinued adversely to Guarantor or the conditions set forth in this Section 3.6 are no longer met.


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        3.7 No Violation. Guarantor is not in violation of any Requirement of
Law or Contractual Obligation, except where such violation, individually or in the aggregate, could not be reasonably be expected to have a Material Adverse Effect.

        3.8 Litigation. No litigation, investigation or proceeding of any Governmental Authority is pending or, to the knowledge of Guarantor, threatened against Guarantor.

4. NEGATIVE COVENANT

        Without the prior written consent of Co-Agents and the Requisite Lenders, from and after the date hereof until the Termination Date, Guarantor shall not (a) sell, transfer, convey, assign or otherwise dispose of, or (b) create, incur, assume or permit to exist any Lien on, its capital Stock of Borrower.

5. FURTHER ASSURANCES.

        Guarantor agrees, upon the written request of Agent, to execute and deliver to Agent, from time to time, any additional Instruments or documents reasonably considered necessary by Agent to cause this Guaranty to be, become or remain valid and effective in accordance with its terms.

6. PAYMENTS FREE AND CLEAR OF TAXES.

        All payments required to be made by Guarantor hereunder shall be made to Agent, for the benefit of Co-Agents and Lenders, free and clear of, and without deduction for, any and all present or future Taxes. If Guarantor shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder, (a) the sum payable shall be increased as much as shall be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 6) Co-Agents or Lenders, as applicable, receives an amount equal to the sum it would have received had no such deductions been made, (b) Guarantor shall make such deductions, and (c) Guarantor shall pay the full amount deducted to the relevant taxing or other authority in accordance with applicable law. Within 30 days after the date of any payment of Taxes, Guarantor shall furnish to Agent the original or a certified copy of a receipt evidencing payment thereof. Guarantor shall indemnify and, within ten (10) days of demand therefor, pay Agent, for the benefit of Co-Agents and Lenders, for the full amount of Taxes (including any Taxes imposed by any jurisdiction on amounts payable under this Section 6) paid by Co-Agents or Lenders, as appropriate, with respect to any sum payable by Guarantor to Agent under this Guaranty or any other Loan Document, and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally asserted.


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7. APPLICATION OF PAYMENTS.

        Any payment made by Guarantor under this Guaranty shall be applied by Agent first, to the satisfaction of Guarantor's indemnification liabilities pursuant to Section 8, and then, in the order of priorities set forth in Section
1.11 of the Credit Agreement, subject in all cases to the limitations of Section 11.

8. INDEMNIFICATION.

        Guarantor shall indemnify and hold harmless each Co-Agent, each Lender, and their respective Affiliates, and each such Person's respective officers, directors, employees, attorneys, agents and representatives (each, an "Indemnified Person"), from and against any and all suits, actions, proceedings, claims, damages, losses, liabilities and expenses (including reasonable attorneys' fees and disbursements and other costs of investigation or defense, including those incurred upon any appeal) that may be instituted or asserted against or incurred by any such Indemnified Person in connection with or arising out of this Guaranty and the other Loan Documents and the transactions contemplated hereunder and thereunder and any actions or failures to act in connection therewith (collectively, "Indemnified Liabilities"); provided, that, Guarantor shall not be liable for any indemnification to an Indemnified Person to the extent that any such suit, action, proceeding, claim, damage, loss, liability or expense results solely from (A) such Indemnified Person's gross negligence or willful misconduct, as finally determined by a court of competent jurisdiction, or (B) disputes among Co-Agents and Lenders that are not caused by any action or inaction of Guarantor or any Credit Party. The liabilities of Guarantor under this Section 8 shall survive the termination of this Guaranty, subject to the limitations of Section 11.

9. ADDITIONAL WAIVERS.

        9.1 Guarantor waives any and all rights of subrogation, reimbursement, indemnification, and contribution and any other rights and defenses that are or may become available to Guarantor by reason of California Civil Code Sections 2787 to 2855, inclusive, Sections 2899 and 3433, or other statutory or decisional law. This means, among other things, that:

            (a) Guarantor waives and will be unable to raise any defense based upon any statute or rule of law that provides that the obligation of a surety must be neither larger in amount nor in any other respects more burdensome than that of a principal;

            (b) Guarantor waives and will be unable to raise any defense based upon any statute or rule of law that provides that a creditor may be required to pursue the principal obligor or the security for the principal obligation before seeking enforcement against a surety or security pledged by the surety;

            (c) Guarantor waives and will be unable to raise any defense based upon any statute or rule of law that provides that a surety's obligations may be limited or exonerated by reason of the creditor's alteration of the principal obligation or of another surety, or by reason of the impairment or suspension of the creditor's rights or remedies against the principal, another surety, or any security given for the principal obligation or given for other sureties;

            (d) Guarantor waives and will be unable to claim any right to participate in, or the benefit of, any security given for the principal obligation now or hereafter held by Agent; and

            (e) Subject to Section 2.8, Guarantor waives and will be unable to claim any right of subrogation and any right to enforce any remedy that Agent may have against Borrower.


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        9.2 Guarantor waives any defense based upon any lack of authority of the officers, directors, partners or agents acting or purporting to act on behalf of Borrower or any principal of Borrower or any legal disability or defect in the formation of Borrower.

        9.3 Guarantor waives any defense based upon the application by Borrower of the proceeds of the Loans for purposes other than the purposes represented by such Borrower to Agent or intended or understood by Agent or Guarantor.

        9.4 Guarantor waives the benefit of any statute of limitations affecting the liability of Guarantor hereunder or the enforcement hereof, and Guarantor further agrees that any act or event that tolls any statute of limitations applicable to the Obligations of Borrower shall similarly operate to toll the statute of limitations applicable to Guarantor's liability hereunder.

10. OTHER TERMS.

        10.1 Entire Agreement. This Guaranty, together with the other Loan Documents, constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements relating to a guaranty of the loans and advances under the Loan Documents or the Guaranteed Obligations.

        10.2 Headings. The headings in this Guaranty are for convenience of reference only and are not part of the substance of this Guaranty.

        10.3 Recitals. The recitals hereto shall be construed as a part of this Guaranty.

        10.4 Severability. Whenever possible, each provision of this Guaranty shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Guaranty shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Guaranty.


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

        10.5 Notices. Except as otherwise provided herein, whenever it is provided herein that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon any of the parties by any other party, or whenever any of the parties desires to give or serve upon any other party any communication with respect to this Guaranty, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and shall be given in the manner, and deemed received, as provided for in the Credit Agreement, and such notice, demand, request, consent, approval, declaration or other communication shall be served, given or delivered to the following addresses:

        Agent:          General Electric Capital Corporation
                        350 South Beverly Drive, Suite 200
                        Beverly Hills, California  90212
                        Attention: Account Manager (Western Digital)
                        Telephone: (310) 203-0335
                        Facsimile: (310) 785-0644

        With copies to: General Electric Capital Corporation
                        201 High Ridge Road
                        Stamford, Connecticut 06927-5100
                        Attention: Corporate Counsel
                        Facsimile: (203) 316-7822
                        Telephone: (203) 316-7500

                        Murphy Sheneman Julian & Rogers
                        2049 Century Park East, Suite 2100
                        Los Angeles, California  90067
                        Attention: Gary B. Rosenbaum, Esq.
                        Facsimile: (310) 788-3777
                        Telephone: (310) 788-3700

        Guarantor:      Western Digital Corporation
                        20511 Lake Forest Drive
                        Lake Forest, California 92630-7741
                        Attention: Mr. Steven M. Slavin
                        Telephone: (949) 672-7000
                        Facsimile: (949) 672-5495

        With copies to: Western Digital Corporation
                        20511 Lake Forest Drive
                        Lake Forest, California 92630-7741
                        Attention: Michael A. Cornelius, Esq., General Counsel
                        Telephone: (949) 672-7000
                        Facsimile: (949) 672-7837

        10.6 Successors and Assigns. This Guaranty and all obligations of Guarantor hereunder shall be binding upon the successors and assigns of Guarantor (including a trustee or debtor-in-possession on behalf of Guarantor) and shall, together with the rights and remedies of Agent, for the benefit of Co-Agents and Lenders, hereunder, inure to the benefit of Co-Agents and Lenders, all future holders of any Instrument evidencing any of the Obligations and their respective successors and assigns. No sales of participations, other sales, assignments, transfers or other dispositions of any agreement governing or Instrument evidencing the Obligations or any portion thereof or interest therein shall in any manner affect the rights of Co-Agents and Lenders hereunder. Guarantor shall not assign, sell, hypothecate or otherwise transfer any interest in or obligation under this Guaranty.


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

        10.7 No Waiver; Cumulative Remedies; Amendments. Neither any Co-Agent nor any Lender shall by any act, delay, omission or otherwise be deemed to have waived any of its rights or remedies hereunder, and no waiver shall be valid unless in writing, signed by Agent and then only to the extent therein set forth. A waiver by Agent, for the benefit of Co-Agents and Lenders, of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy that Agent would otherwise have had on any future occasion. No failure to exercise nor any delay in exercising on the part of any Co-Agent or any Lender any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or future exercise thereof or the exercise of any other right, power or privilege. The rights and remedies hereunder provided are cumulative and may be exercised singly or concurrently and are not exclusive of any rights and remedies provided by law. None of the terms or provisions of this Guaranty may be waived, altered, modified, supplemented or amended except by an instrument in writing duly executed by Agent and Guarantor.

        10.8 Termination. This Guaranty is a continuing guaranty and shall remain in full force and effect until, and shall automatically expire upon, the Termination Date, subject to Section 2.7. Upon payment and performance in full of the Guaranteed Obligations, Agent shall deliver to Guarantor such documents as Guarantor may reasonably request to evidence such termination.

        10.9 Counterparts. This Guaranty may be executed in any number of counterparts, each of which shall collectively and separately constitute one and the same agreement. Delivery of an executed signature page to this Guaranty by facsimile transmission shall be effective as delivery of a manually executed counterpart thereof.

        10.10 GOVERNING LAW; CONSENT TO JURISDICTION AND VENUE.

        EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN ANY OF THE LOAN DOCUMENTS, IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS GUARANTY AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF CALIFORNIA APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THAT STATE (WITHOUT REGARD TO THE CONFLICT OF LAW PROVISIONS THEREOF) AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA. GUARANTY HEREBY CONSENTS AND AGREES THAT THE STATE OR FEDERAL COURTS LOCATED IN LOS ANGELES COUNTY, CITY OF LOS ANGELES, CALIFORNIA, SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN GUARANTOR, CO-AGENTS AND LENDERS PERTAINING TO THIS GUARANTY OR ANY OF THE OTHER LOAN DOCUMENTS OR TO ANY MATTER ARISING OUT OF OR RELATING TO THIS GUARANTY OR ANY OF THE OTHER LOAN DOCUMENTS; PROVIDED, THAT CO-AGENTS, LENDERS AND GUARANTOR ACKNOWLEDGE THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF LOS ANGELES COUNTY, CITY OF LOS ANGELES, CALIFORNIA; PROVIDED FURTHER, THAT NOTHING IN THIS GUARANTY SHALL BE DEEMED OR OPERATE TO PRECLUDE AGENT FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE OBLIGATIONS, OR TO ENFORCE A JUDGMENT OR OTHER

COURT ORDER IN FAVOR OF AGENT. GUARANTOR EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND GUARANTOR HEREBY WAIVES ANY OBJECTION THAT IT MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND HEREBY CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW, GUARANTOR HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINT AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO GUARANTOR AT THE ADDRESS SET FORTH IN SECTION 10.5 AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF GUARANTOR'S ACTUAL RECEIPT THEREOF OR THREE DAYS AFTER DEPOSIT IN THE UNITED STATES MAIL, PROPER POSTAGE PREPAID.

        10.11 WAIVER OF JURY TRIAL.

        BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AMONG CO-AGENTS, LENDERS AND GUARANTOR ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS GUARANTY OR ANY OF THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS RELATED THERETO.

11. LIMITED RECOURSE TO GUARANTOR.

        It is understood and agreed that Co-Agent's and Lenders' sole recourse and remedy hereunder against Guarantor shall be limited to Guarantor's right, title and interest in the capital Stock of Borrower.


                  [remainder of page intentionally left blank]

        IN WITNESS WHEREOF, Guarantor has executed and delivered this Continuing Guaranty as of the date first above written.


                                           "GUARANTOR"

                                           WESTERN DIGITAL CORPORATION,
                                           a Delaware corporation formerly known
                                           as Western Digital Holdings, Inc.


                                           By: /s/ STEVEN M. SLAVIN
                                               ---------------------------------
                                           Name: Steven M. Slavin
                                                 -------------------------------
                                           Title: Vice President, Taxes &
                                                  Treasurer
                                                  ------------------------------

                                           "AGENT"

                                           GENERAL ELECTRIC CAPITAL CORPORATION

                                           By: /s/ ROBERT S. YASUDA
                                               ---------------------------------
                                               Robert S. Yasuda
                                               Duly Authorized Signatory


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

                                   SCHEDULE I

          GUARANTOR'S EXECUTIVE OFFICE AND PRINCIPAL PLACE OF BUSINESS

Western Digital Corporation
20511 Lake Forest Drive
Lake Forest, California 92630-7741



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